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EXHIBIT 10.34

OPTION AGREEMENT

        THIS OPTION AGREEMENT (the "Option Agreement") is entered into as of October 8, 2002, 2002, between ENDEAVOR NORTH, LLC, a Nevada limited-liability company (the "Grantor") and ARCHON CORPORATION, a Nevada corporation (the "Grantee") with reference to the following facts:

        A.    The Grantor holds the entire Class A membership interest in Duke's—Sparks, LLC, a Nevada limited-liability company (the "Borrower").

        B.    The Grantee has agreed to make a subordinated loan to the Borrower in the aggregate principal amount of $1,100,000 (the "Subordinated Loan"), on the terms and conditions set forth in that certain Subordinated Loan Agreement dated as of October 8, 2002 (the "Subordinated Loan Agreement").

        C.    One of the conditions to the obligation of the Grantee to make the Subordinated Loan pursuant to the Subordinated Loan Agreement is the grant by the Grantor of the option provided for herein.

        NOW, THEREFORE, in consideration of the above facts and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Grantor and the Grantee hereby agree as follows:

        1.    Grant of Option.    The Grantor hereby grants to the Grantee an option (the "Option"), exercisable during the period commencing on the date of the first advance under the Subordinated Loan and ending upon payment in full of the Subordinated Loan (the "Option Period"), to purchase units of membership interest in the Grantor equal in the aggregate to a 70% membership interest, subject to adjustment as provided in Section 2 hereof (such units, as the same may be adjusted, being herein called the "Optioned Units") on the following terms and conditions:

          a.    The exercise price for the Optioned Units shall be $100.

          b.    Grantee shall exercise the Option by transmitting to Grantor, at the address set forth in Section 6 hereof, a written notice of exercise, together with a check for the exercise price, on or before the last day of the Option Period.

          c.    The issuance to Grantee of the Optioned Units shall be deemed to be effective as of the date of transmittal of the notice of exercise; and

          d.    The Optioned Units to be issued and delivered on exercise of the Option will be issued in the name of, and delivered to, the Grantee, and the Grantee will become a Member of the Grantor on the terms and subject to the conditions of the Grantor's Operating Agreement.

        2.    Adjustment of Optioned Units.    If the original maximum principal amount of the Subordinated Loan is reduced to $450,000 or less prior to the first advance thereunder, then the aggregate number of Optioned Units shall be adjusted to equal a 30% rather than 70% membership interest in the Grantor.

        3.    Representations and Warranties of the Grantor.    The Grantor represents and warrants to the Grantee, now and as of the transfer of the Optioned Units, as follows:

          a.    The Grantor is a Nevada limited-liability company duly organized, validly existing and in good standing under the laws of the State of Nevada, and has full power and authority to make, execute and deliver, and perform its obligations under this Option Agreement.

          b.    The execution, delivery and performance of this Option Agreement and the consummation of the transactions contemplated hereby (i) have been duly authorized by all requisite action on the part of the Grantor; (ii) do not and will not result in the breach of any of the terms or conditions of, or constitute a default under the operating agreement of the Grantor; (iii) do not and will not result in the breach of any of the terms or conditions of, or constitute a default under, or permit the acceleration of the Grantor's obligations under, any contract, agreement, lease, commitment, indenture, mortgage, note, security agreement, bond, license, lien or other instrument or obligation to which the Grantor is now a party or by which any of its assets may be bound or affected; (iv) do not and will not violate any law, statute, ordinance, rule or regulation of any administrative agency or governmental body binding on the Grantor, or any decision or finding of any arbitration panel binding upon the Grantor, or any assets of the Grantor, or any other order, writ, judgment, injunction, decree, determination, or award presently in effect; or (v) do not require the consent, authorization or approval of any third person or administrative agency or governmental agency to which the Grantor is subject and which has not been heretofore obtained.

        4.    Representations and Warranties of the Grantee.    The Grantee hereby represents and warrants, now and as of the date of transfer of the Optioned Units, to the Grantor as follows:

          a.    The Grantee is acquiring the Optioned Units for its own account, for investment purposes only and not with a view to, or for resale in connection with, any distribution or public offering thereof within the meaning of the Securities Act of 1933 (the "Act") and applicable state securities laws;

          b.    The Grantee understands that (1) the Grantor has been recently formed and has no meaningful history with the result that an investment in the Grantor is highly speculative, (2) the offer and sale of the Optioned Units have not been registered under the Act or any state securities laws in reliance upon an exemption from the registration requirements of the Act and state securities laws which relate to the representations of the Grantee herein, (3) the Grantee must bear the economic risk of such investment indefinitely unless a subsequent disposition thereof is registered under the Act and applicable state securities laws or is exempt therefrom, and (4) investment in and transfer of the Optioned Units is further subject to the Nevada Gaming Control Act and the regulations promulgated thereunder (collectively, the "Nevada Act") and to licensing and regulatory control of the Nevada gaming authorities. The grantee further understands that such exemptions under the Act and such state securities laws depend upon, among other things, the bona fide nature of the investment intent of the Investor expressed herein.

          c.    The Grantee understands and agrees that the Grantee will sell or otherwise transfer its interest in the Grantor or any portion thereof only in accordance with the provisions of the Act, pursuant to registration under the Act or pursuant to an available exemption from registration thereunder and otherwise in a manner which does not violate the securities laws of any state of the United States or the Nevada Act. The Grantee understands that the Grantor is under no obligation to register any equity interest in the Grantor on behalf of the Grantee or to assist the Grantee in complying with any exemption from registration under the Act or under any other applicable securities laws. The Grantee also understands that sales or transfers of Optioned Units are further restricted by the provisions of the Grantor's Operating Agreement and the securities laws of the states of the United States and the Nevada Act.

          d.    The Grantee has knowledge, skill and experience in financial, business and investment matters relating to an investment of this type and is capable of evaluating the merits and risks of such investment and protecting the Grantee's interest in connection with the acquisition of the Optioned Units. The Grantee understands that the acquisition of the Optioned Units is a speculative investment and involves substantial risks that the Grantee could lose its entire investment in the Optioned Units.

        5.    Additional Documentation.    The Grantor and Grantee will execute, deliver, acknowledge and file any and all further documents and provide any and all further information reasonably necessary or appropriate in connection with the transactions contemplated by this Agreement.

        6.    Notices.    Any notice, request, demand, statement, authorization, approval or consent made hereunder shall be in writing and shall be sent by Federal Express, or other reputable nationally recognized overnight courier service, or by postage prepaid registered or certified mail, return receipt requested, and shall be deemed given when received or refused (as indicated on the receipt) and addressed as follows:

  If to Endeavor North:

    Endeavor North, LLC
    1324 Victorian Avenue
    Sparks, Nevada 89431
    Attention: Mr. Ray Brown, Manager
    Facsimile: (775) 331-1109

  With a copy to:

    Allison, MacKenzie, Hartman, Soumbeniotis & Russell, Ltd.
    401 North Division Street
    Carson City, Nevada 89703
    Attention: James R. Cavilia, Esq.
    Facsimile: (775) 882-7918

  If to Lender:

    Archon Corporation
    3993 Howard Hughes Parkway, Suite 630
    Las Vegas, Nevada 89109
    Attention: Mr. Charles Sandefur, Chief Financial Officer
    Facsimile: (702) 732-9465

  With a copy to:

    Jones Vargas
    3773 Howard Hughes Parkway
    Third Floor South
    Las Vegas, Nevada 89109
    Attention: Craig H. Norville, Esq.
    Facsimile: (702) 734-2722

it being understood and agreed that each party will use reasonable efforts to send copies of any notices to the addresses marked "With a copy to" hereinabove set forth; provided, however, that failure to deliver such copy or copies shall have no consequence whatsoever to the effectiveness of any notice made to the other party. Each party may designate a change of address by notice given, as herein provided, to the other party, at least fifteen days prior to the date such change of address is to become effective.

        7.    Governing Law.    The terms of this Agreement shall be governed by and construed under the laws of the State of Nevada without reference to such State's principles of conflicts of law.

        IN WITNESS WHEREOF, Grantor has executed this Option Agreement as of the 8th day of October, 2002.

ENDEAVOR NORTH, LLC a Nevada limited-liability company

By:	/s/ RAY BROWN, JR. Manager

/s/ RAY BROWN, JR. Member

/s/ KEVIN HOGAN Member

/s/ CHRISTOPHER LOWDEN Member

ARCHON CORPORATION, a Nevada Corporation
By:	/s/ CHARLES W. SANDEFUR

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  EXHIBIT 10.34